ADVISORY AGREEMENT


THIS ADVISORY AGREEMENT (the "Agreement") is made this 24th day of July, 2000 by and between Pete Chandler ("Advisor") and The Murdock Group Career Satisfaction Corporation., a Utah corporation with its offices located at 5295 S. Commerce Drive, Salt Lake City, UT 84107 ("Company").

WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1. Engagement

The Company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in its effecting the purchase of businesses and assets relative to its business and growth strategy, general business and financial issues consulting, the introduction of the Company to public relations firms and consultants and others that may assist the Company in its marketing plans and future development (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have and such services will not include assisting the Company in procuring funding or in connection with any financing or capital raising transaction by the Company

2. Term

This Agreement shall have an initial term of three (3) months (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended for the same term (the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

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3. Time and Effort of Advisor

Advisor shall allocate time and Advisor's Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisors' Personnel.

4. Compensation

The Company agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the delivery by the company of 50,000 shares of the Company's common stock as an initial fee, these shares shall be delivered within seven (7) days after the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof. The Company agrees to file a registration statement on Form S-8 in connection with the issuance of such shares provided the requirements of such form can be satisfied and the Company is eligible to use the Form. If the consultant fails to perform the services or this agreement is terminated before the end of the term then a pro-rata number of shares will be surrendered for cancellation by Advisor.

5. Other Services

If the Company enters into a merger or exchanges securities with, or purchases the assets or enters into a joint venture with, or makes an investment in a company introduced by Advisor (a "Business Opportunity"), the Company agrees to pay Advisor a fee equal to ten percent (10%) of the consideration paid by the Company in connection with each Business Opportunity introduced by Advisor and acquired or otherwise participated in by the Company (collectively referred to herein, in each instance, as the ("Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in restricted shares of the Company's common stock or in kind, at the Company's option. If paid in cash the Transaction Fee shall be reduced to five percent (5%) of the value of the consideration given by the Company in connection with such transaction.

6. Registration of Shares

Company agrees that any shares issued to satisfy a Transaction Fee may be registered by the Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company at the Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor.

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7. Costs and Expenses

All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services or for the settlement of debts shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses.

8. Place of Services

The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9. Independent Contractor

Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction or any Business Opportunity.

10. Rejected Business Opportunity

If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or introduced by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor.

11. No Agency Express or Implied

This  Agreement  neither  expressly  nor  impliedly  creates a  relationship  of

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principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12. Termination

The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

(A) By the Company.

(i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable or fails to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

(ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

(iii) At Company's option without cause upon 30 days written notice to Advisor;
or

(B) By Advisor.

(i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

(ii) If the Company ceases business or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

(iii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Transaction fee or the Advisory Fee; or,

(iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

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In the event  Advisor  elects to terminate  without  cause or this  Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for un-reimbursed expenses, Advisory Fee and Transaction Fee earned and accrued up to and including approved, the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of approved reimbursable expenses, Transaction Fee, if any, and for the remainder of the un-expired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13. Indemnification

Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14. Miscellaneous

(A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

(B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

(C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

(E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

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(F)  Notices.  Any notice or other  communication  required or permitted by this
Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

(i) In the case of the Company:


                            Telephone: (801) 563-1801
                            Tele-fax: (801) 563-1636

                            Attention: KC Holmes, President

(ii) In the case of Advisor:
                            Telephone: (801) 394-4170
                            Tele fax: (801) 394-4171

                            Attention: Pete Chandler

 or to such other person or address designated in writing by the Company or Advisor to receive notice.

(G) Headings. The section and subsection headings in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

(H) Governing Law. This Agreement was negotiated and is being contracted for in Utah, and shall be governed by the laws of the State of Utah, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

(I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

(J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

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(K)  Severability.  If any part of this Agreement is deemed to be  unenforceable the balance of the Agreement shall remain in full force and effect.

(L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

"Company"                           "Advisor"
The Murdock Group Career
Satisfaction Corporation


/s/ KC Holmes                       /s/ Pete Chandler

--------------------------------    ------------------------------------
Signature                           Signature

KC Holmes                           Pete Chandler

CEO

7-26-00                             7-26-00
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Date                                Date